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                                                                   EXHIBIT 10.10
                                 SAMSONITE GMBH
                              EMPLOYMENT AGREEMENT

BY AND BETWEEN:

     The company Samsonite GmbH (hereinafter, the "Company"), with registered office at 5000 Koln, 1 Hogenstaufenring 57a, a company organized under the laws of Germany, represented by its sole shareholder,

          Samsonite Europe, N.V., with its principal office at Westerring 17, B-9700 Oudenaarde, a company organized under the laws of Belgium, which in turn is represented by its director, Mr. Luc Van Nevel,
AND

     Mr. Karlheinz Tretter, domiciled at 61462 Konigstein im Taunus, Holderingstrasse 3, hereinafter the "Executive."

                                   WITNESSETH

WHEREAS, the Company desires to retain the services of the Executive and to enter into this Employment Agreement as of the Effective Date (as defined in Article 2 below); and

WHEREAS, the Executive is willing to serve the Company under the terms and conditions herein provided;

NOW, THEREFORE, in consideration of the foregoing and of the premises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged,

THE PARTIES HERETO AGREE AS FOLLOWS:

1.   ENGAGEMENT
     ----------

     The Company engages the services of the Executive and the Executive accepts such engagement on the terms and conditions set forth herein.

2.   TERM
     ----

     This Employment Agreement shall come into effect as of the first day of February 1998 (the "Effective Date") for an indefinite term.

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3.   FUNCTION
     --------

     (a) The Executive agrees to serve as Geschaftsfuhrer of Samsonite GmbH. In this capacity he shall perform such duties and services customary for his position in addition to those as may be prescribed from time to time by the shareholders' meeting.

     (b) The Executive shall perform such duties to the best of his ability and in a diligent and proper manner.

     (c) The Parties expressly agree that the Company is entitled, if the economical or structural needs of the Company so require, to entrust the Executive with other tasks and/or to request him to fulfill a similar function either alternatively or cumulatively in a group company, taking into account his qualifications and competence and insofar as such modification has no negative influence on the remuneration of the Executive. Such modification can never be considered as a unilateral breach of this Employment Agreement.

     (d) Nothing in this Employment Agreement shall affect the Executive's duty of loyalty and duty of care to the Company and its subsidiaries as provided under applicable laws.

4.   WORKING HOURS
     -------------

     (a) Except during customary vacation periods and periods of illness, and due to his activities for other group companies, the Executive shall, during his engagement hereunder, devote an average of forty percent (40%) of his business time and attention to the performance of the execution of his functions and services for the Company.

     (b) The Executive's remuneration provided for under this Employment Agreement covers his entire work as far as it is attributable to the Company including compensation for overtime work and work on weekends and public holidays.

5.   COMPENSATION AND RELATED MATTERS
     --------------------------------

     (a) During the period of the Executive's engagement hereunder, the Company shall compensate the Executive in equal installments in accordance with its normal payroll practices but not less frequently than monthly. At the date of this Employment Agreement, the gross annual salary of the Executive, including a thirteenth month and holiday pay (the "Base Compensation"), is fixed at DM237,119, which shall become EURO120,167 upon consent being granted by the German Federal Reserve Board for the payment of compensation in EURO currency by German employers to German employees.

     (b) The payments of Base Compensation hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation,

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benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's Base Compensation hereunder. The Company, at any time and from time to time, may increase (but not reduce) the Base Compensation payable, and any increase in the Base Compensation shall become effective at the time indicated by the Company without the need for an amendment to this Employment Agreement.

     (c) The Executive agrees that the Company may deduct from all amounts payable under this Employment Agreement all withholding taxes and social security contributions required by law to be withheld with respect to such payments.

     (d) The net salary of the Executive shall be paid by transfer into his bank account opened at the following bank:Frankfurter Volksbank; and with the bank account number:300 216 820 /BLZ 5019 00 00.

     (e) The Executive will also be entitled to an Annual Adjustment. Each year, the Company shall make a lump sum adjustment to the Executive's Base Compensation (the "Annual Adjustment") for that year only, equal to a percentage of the Base Compensation. The Annual Adjustment shall consist of a Target Adjustment and a Project Adjustment. The definition and the determination of the Adjustments are set out in a separate agreement between parties, which will be reviewed on a yearly basis.

     (f) In conformity with the European Regulation 1408/71 of 14 June 1971 on social security regulations in Europe, the social security will be paid by Samsonite GmbH in Germany. The social security will be governed by German law and the Company will be paying the employer's part of the social security contributions.

6.   OTHER BENEFITS
     --------------

     (a) The Executive will continue to participate in the existing extra legal group insurance policy actually in force with Victoria (GV 5700458/32).

     (b) The Company also agrees to pay a contribution of 300 DM per month to an individual life insurance contract concluded by the Executive.

     (c) Nothing in this Employment Agreement shall preclude the Company from amending or terminating any such employee benefit plan, policy or practice, whether now or hereinafter in effect.

7.   COMPANY CAR
     -----------

     The Executive shall also be entitled to the use of a company car. It concerns a company car of the type Mercedes 300 E-range or an equivalent type. The Executive is entitled to use the car for private use and all costs relating to the personal use shall be

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borne by the Company. For the advantage of all kind resulting from this private use the necessary legal tax withholdings will take place monthly at the occasion of the calculation of the Executive's salary.

8.   REIMBURSEMENT OF EXPENSES
     -------------------------

     The Executive is entitled to receive prompt reimbursement of all reasonable expenses incurred by the Executive in performing services for the Company, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, in accordance with the policies and procedures established by the Company from time to time. The Executive shall, according to Samsonite's existing procedures and policies, furnish the Company with evidence that such expenses were incurred.

9.   ANNUAL HOLIDAYS
     ---------------

     (a) The Executive shall be entitled to the number of holidays per entire worked year as is normally provided per the policies of Samsonite GmbH for an executive. These holidays shall be taken on dates to be agreed with the Company.

     (b) The Executive is also entitled to the legal public holidays recognized by Samsonite GmbH.

10.  SUSPENSION OF THIS EMPLOYMENT AGREEMENT
     ---------------------------------------

     The Executive shall observe the following obligations in the event that this Employment Agreement is suspended as a result of sickness or accident:

     (a) immediately inform the competent person of his inability to work; and

     (b) justify his inability to work by producing a medical certificate which must be sent to the Company within two working days of the start of the inability to work or its prolongation.

11.  CONFIDENTIALITY
     ---------------

     (a) Notwithstanding statutory obligations in this respect, and unless otherwise required by law or judicial process, the Executive shall keep confidential all confidential information known to the Executive concerning the Company or any of its affiliated group companies (verbundene Unternehmen), or the business of any of them, both during and after his engagement hereunder, until such information:

          (i) is publicly disclosed by the Company or any of its affiliated group companies (verbundene Unternehmen), or

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         (ii) otherwise becomes publicly disclosed other than through the
         Executive's actions.

     (b) Notwithstanding statutory obligations in this respect, the Executive shall provide notice to the Company in advance of any disclosure required by law or judicial process in a timely manner to permit the Company to oppose such compelled disclosure.

     (c) Notwithstanding statutory obligations in this respect, all documents, notes and material relating to affairs of the Company or any of its affiliated group companies (verbundene Unternehmen), including those prepared by the Executive, shall remain at all times the property of the Company. The Executive undertakes to return anything belonging to the Company upon his departure.

12.  TERMINATION OF THIS EMPLOYMENT AGREEMENT
     ----------------------------------------

     (a) The Company shall have the right to terminate this Employment Agreement by giving the statutory period of notice, if one of the following causes occurs:

          (i) the engaging by the Executive in willful misconduct that is materially injurious to the Company or any of its affiliated group companies (verbundene Unternehmen);

          (ii) the embezzlement or misappropriation of funds or property of the Company or any of its affiliated group companies (verbundene Unternehmen) by the Executive;

          (iii) the conviction of the Executive of a crime punishable by incarceration for one year or more, or the entrance of a plea of guilty by the Executive to such a crime;

          (iv) the failure or refusal by the Executive to devote his business time and attention to the performance of his duties and responsibilities hereunder; or

          (v) any other breach by the Executive of this Employment Agreement in any material respect if such breach has not been cured by the Executive within thirty (30) days after the Preliminary Notice (as defined below) has been given to the Executive.

     (b) For purposes of Article 12 above, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive shall not be deemed to have been

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terminated for one of the causes set out under Article 12.(a)(i), 12.(a)(ii),
12.(a)(iii), 12.(a)(iv), or 12.(a)(v) above, unless the Company shall have given the Executive:

          (i) notice ("the Preliminary Notice") setting forth, in reasonable detail the facts and circumstances claimed to provide a basis for termination,

          (ii) a reasonable opportunity for the Executive, together with his counsel, to be heard before a delegate of the Company's shareholders (the "Delegate"), and

          (iii) a notice of termination stating that, in the good faith judgement of the Delegate, the Executive was guilty of conduct set forth in Article 12.(a)(i), 12.(a)(ii), 12.(a)(iii), 12.(a)(iv), or 12.(a)(v) above, and specifying the particulars thereof in reasonable detail.

     (c) Upon receipt of the Preliminary Notice, the Executive shall have thirty
(30) days in which to appear before the Delegate with counsel, or to take such other action as he may deem appropriate, and such thirty (30) day period is hereby agreed to as a reasonable opportunity for the Executive to be heard.

     (d) The right of each contractual party to terminate this Employment Agreement for good and valid cause (wichtiger Grund) in accordance with Sect. 626 par (1), German Civil Code shall remain unaffected.

     (e) If the conduct giving rise to termination of this agreement is good and valid cause (wichtiger Grund) and is also described in Article 12.(a)(i), 12.(a)(ii), 12.(a)(iii), 12.(a)(iv), or 12.(a)(v) above, then termination shall proceed as per Article 12 rather than as per Article 12(a).

     (f) If the Executive has not engaged in conduct described in Article 12.(a)(i), 12.(a)(ii), 12.(a)(iii), 12.(a)(iv), or 12.(a)(v) above, then the
Executive shall have the right to terminate this Employment Agreement by giving the statutory period of notice, if one of the following causes occurs:

          (i) a failure by the Company to comply with any material provision of this Employment Agreement that has not been cured within thirty
               (30) days after written notice of such non-compliance has been given by the Executive to the Company; or

          (ii) the assignment to the Executive, without the consent of the Executive, of duties inconsistent with the Executive's position, duties or responsibilities as in effect immediately prior to the Effective Date, including, but not limited to, any material reduction in such position, duties or responsibilities, or a material change in

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               his title, other than a change in title which represents a promotion within the Company or any of its affiliated group companies (verbundene Unternehmen), or the assignment of different or additional duties or responsibilities in connection therewith.

     (g) The Executive's election to terminate under Article 12.(f) above, shall be made by giving notice of termination not later than sixty (60) days from, as applicable, the date that the Company fails to cure a failure under Article 12.(f)(i) above, or the assignment of duties under Article 12.(f)(ii).

     (h) Upon termination of this Employment Agreement at the initiative of the Company for any reason other than either:

          (i) a good and valid cause (wichtiger Grund) committed by the Executive, or

          (ii) one of the reasons set out in Article 12.(a)(i), 12.(a)(ii), 12.(a)(iii), 12.(a)(iv), or 12.(a)(v) above,

the Executive will be entitled to an indemnity upon termination, which amounts to the greater of:

               (A) the amount of the additional indemnity, provided for in the
                   Overall Agreement between the Executive and Samsonite Corporation; and

               (B) any amount which might be due to the Executive upon
                   termination of this Employment Agreement under local German law.

     (i) Upon termination of this Employment Agreement at the initiative of the Company for a good and valid cause (wichtiger Grund) the Executive will not be entitled to any indemnity.

     (j) Upon termination of this Employment Agreement at the initiative of the Company for one of the reasons set out in Article 12.(a)(i), 12.(a)(ii), 12.(a)(iii), 12.(a)(iv), or 12.(a)(v) above, the Executive will not be entitled to any indemnity except for the continuing payment of his salary during the statutory period of notice required under German law.

     (k) If the Executive has not engaged in conduct which would be a good and valid cause (wichtiger Grund) for the Company to terminate this Employment Agreement, and has not engaged in conduct which is set forth in Article 12.(a)(i), 12.(a)(ii), 12.(a)(iii), 12.(a)(iv), or 12.(a)(v) above, then upon termination of this Employment Agreement at the initiative of the Executive for one of the reasons set out

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in Article 12.(f)(i) or 12.(f)(ii) above, the Executive will be entitled to an indemnity upon termination which is equal to the greater of:

          (i) the amount of the additional indemnity, provided for in the Overall Agreement between the Executive and Samsonite Corporation; and

          (ii) any amount which might be due to the Executive upon termination of this Employment Agreement under local German law.

     (l) Upon termination of this Employment Agreement at the initiative of the Executive for any reason which is neither a good and valid cause (wichtiger Grund) nor one of the reasons set out in Article 12.(f)(i) or 12.(f)(ii) above, the Executive will not be entitled to any indemnity except for that, if any, which is mandatory under German law.

     (m) The Company may terminate this Employment Agreement within the applicable statutory notice period if the Executive is long-term disabled due to illness or accident for a total of six (6) months during a period of twelve (12) consecutive months, and if he is unable to fulfill his duties as a managing director of the Company. In case of doubt about the long-term disability due to illness or accident, an expertise shall be ascertained by a physician who shall be selected by mutual agreement by both parties. If the parties cannot agree on the person of the physician, the physician shall be appointed at either party's request by the Physicians Professional Association (Arztekammer) of Koln.

     (n) After notice is given by the Executive or by the Company, or after suspending or revoking the Executive from his office as managing director, the Company shall be entitled to release the Executive from his duties of service, temporarily or definitively, whilst continuing to pay his Base Compensation. Such period of release shall be offset from the Executive's remaining vacation entitlement.

     (o) For purposes of notice required under German local law, the Executive's seniority shall include the periods of September, 1966 through September, 1981, and from November, 1990, through February 1, 1998.

13.  NON-COMPETITION
     ---------------

     (a) During the period of this Employment Agreement, the Executive undertakes not to become active for another company which competes with the Company or any of its affiliated group companies (verbundene Unternehmen) either in the Federal Republic of Germany or in any other Member States of the European Union. During the period mentioned, and during the twelve months immediately following termination of this Employment Agreement, the Executive also undertakes not to engage in any competing business activity, directly or indirectly, or to participate, directly or indirectly, in an enterprise which competes with the Company or any of its

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affiliated group companies (verbundene Unternehmen), and not to work, directly or indirectly, for a customer of the Company or any of its affiliated group companies (verbundene Unternehmen), if such customer at the time of his leaving the employ of the Company was, or during two proceeding years had been, a customer of the Company or any of its affiliated group companies (verbundene Unternehmen).

     (b) As compensation for the imposed restrictions, the Company shall pay to the Executive 50% of the remuneration, as last received by him pursuant to this Employment Agreement (exclusive of indemnities and exclusive of any Annual Adjustment), for the twelve months following the termination of this Employment Agreement, in accordance with Section 74, para 2, of the German Commercial Code.

     (c) To the extent permissible under statutory law, the Company will be freed of this obligation in case it renounces adherence to the post contractual competition restriction by giving written notice three months prior to the termination of this Employment Agreement.

     (d) Unless otherwise provided in this Employment Agreement, Section 74 et seq., German Commercial Code, shall apply mutatis mutandis.

14.  NOTICE
     ------

     For purposes of this Employment Agreement, notices, demands and all other communications provided for in this Employment Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if hand delivered,
(ii) when sent, if sent by overnight mail, overnight courier or facsimile transmission or (iii) when mailed, if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:
     -------------------

     Karlheinz Tretter
     Holderingstrasse 34
     61462 Konigstein Im Taunus
     Germany

     If to the Company:
     ------------------
                                                with a copy to:

     Samsonite GmbH                             General Counsel
     c/o Human Resources Department             Samsonite Corporation
     Samsonite Europe N.V.                      11200 East Forty-Fifth Avenue
     Westerring 17                              Denver, Colorado  80239-3018
     B-9700 Oudenaarde                          United States of America
     Belgium

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or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

15.  WAIVER
     ------

     No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

16.  VALIDITY
     --------

     The invalidity or unenforceability of any provision or provisions of this Employment Agreement shall not affect the validity or enforceability of any other provision or provisions of this Employment Agreement, which shall remain in full force and effect.

17.  APPLICABLE LAW - COMPETENT COURT
     --------------------------------

     The validity, interpretation, construction and performance of this Employment Agreement shall be governed by German law, and any dispute arising out of this Employment Agreement shall be dealt with by the Competent Courts according to German applicable procedural rules.

18.  LANGUAGE OF THIS EMPLOYMENT AGREEMENT
     -------------------------------------

     Each party to this Employment Agreement explicitly agrees and explicitly recognizes the validity of this Employment Agreement being drafted in English. In case the necessity for a translation into German of this Employment Agreement would ever occur, the Company and the Executive shall agree jointly and in good faith on the choice of a sworn translator.

19.  ENTIRE AGREEMENT
     ----------------

     This Employment Agreement contains the entire understanding between the Company and the Executive and supersedes all prior employment agreements and understandings, including, without limitation, the employment agreement dated June 25, 1990 between the Company and the Executive.

20.  COUNTERPARTS
     ------------

     This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall

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constitute one and the same instrument. Each party acknowledges having received one copy of this Employment Agreement.

          IN WITNESS WHEREOF, the Company has caused its name to be subscribed to this Employment Agreement by its duly authorized representative and the Executive has executed this Employment Agreement as of the date and the year first above written.

    Samsonite GmbH, represented                The Executive
    by its sole shareholder,                   "Read and approved"
    Samsonite Europe N.V.

    By: /s/ Luc Van Nevel                      /s/ Karlheinz Tretter
       ------------------                      ---------------------
    Luc Van Nevel, as Director of              Karlheinz Tretter (*)
    Samsonite Europe, N.V.

     (*) The signature of the Executive must be preceded by the hand-written words: ("Read and approved").

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